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                                                                    Exhibit 99.1

[GUIDANT LOGO]

                           REQUEST FOR ADMITTANCE CARD
                               GUIDANT CORPORATION
                         SPECIAL MEETING OF SHAREHOLDERS
                                     , 2005
                                       ( )

      The Special Meeting of Shareholders of Guidant Corporation will be held on , , 2005 at ( ) at the , , in .

      IF YOU PLAN TO ATTEND THE MEETING, please complete and return the Request for Admittance Card attached below. An Admittance Card will be sent to you and will be required for admittance to the meeting. If you plan to attend the special meeting, we encourage you to return this card by , 2005, so that we can mail an Admittance Card to you in time for the meeting.


                       ----------------------------------
                           REQUEST FOR ADMITTANCE CARD

GUIDANT CORPORATION
SPECIAL MEETING OF SHAREHOLDERS
           ,      , 2005
      (    )
         ,

Please return this card only if you plan to attend the meeting. If you do not plan to attend, you only need to vote in advance of the meeting by using one of the three voting methods available. Even if you plan to attend the meeting, we encourage you to vote in advance of the meeting. You may vote (1) by returning the enclosed proxy card; (2) by telephone; or (3) by the Internet.

[ ] I plan to attend the meeting.

Please type or print clearly:

Name:
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Street Address:
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City:                         State:                        Zip Code:
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[GUIDANT LOGO]


                               GUIDANT CORPORATION
                         SPECIAL MEETING OF SHAREHOLDERS

                         DATE:               , 2005

                         TIME:

                         PLACE:


PROXY

                               GUIDANT CORPORATION
                         SPECIAL MEETING OF SHAREHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints J.M. Cornelius, R.W. Dollens and Bernard E. Kury, and each of them, as proxies of the undersigned, each with full power to act without the others and with full power of substitution, to vote all the common shares of GUIDANT CORPORATION held in the name of the undersigned at the close of business on , 2005 at the Special Meeting of Shareholders to be held on at , and at any adjournment thereof, with all the powers the undersigned would have if personally present, as set forth on the reverse side.

IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENTED THEREBY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER OR, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" APPROVAL OF THE MERGER AGREEMENT AS SET FORTH IN PARAGRAPH 1 ON THE REVERSE SIDE.

The proxies are authorized to vote in their discretion upon such other matters as may properly be brought before the Special Meeting of Shareholders or any adjournment or postponement of it.

Change of
Address:


                  (IF YOU HAVE WRITTEN IN THE ABOVE SPACE, PLEASE MARK THE CORRESPONDING BOX ON THE REVERSE SIDE OF THIS CARD.)

                 CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.
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[GUIDANT LOGO]

EQUISERVE TRUST COMPANY NA
ATTN: GUS JIMENEZ/CLIENT ADMINISTRATION
525 WASHINGTON BOULEVARD 9TH FL., SUITE 4690
JERSEY CITY, NJ 07310

VOTE BY INTERNET  --
WWW.                  .COM
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE --
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Guidant Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.


TO VOTE, MARK BLOCKS BELOW IN        GUIDANT               KEEP THIS PORTION FOR
BLUE OR BLACK INK AS FOLLOWS:                                       YOUR RECORDS
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                                                  DETACH AND RETURN THIS PORTION
                                                                            ONLY

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GUIDANT CORPORATION

The Board of Directors                                    FOR  WITHHOLD  ABSTAIN
recommends a vote FOR the following proposal:

1.    To approve the Agreement and Plan of Merger         [ ]    [ ]       [ ]
      dated as of December 15, 2004, among Johnson &
      Johnson, Shelby Merger Sub, Inc., a wholly owned subsidiary of Johnson & Johnson, and Guidant, pursuant to which Shelby Merger Sub will merge into Guidant with Guidant becoming a wholly owned subsidiary of Johnson &
      Johnson, as described in the accompanying proxy statement/prospectus.

The proxies are authorized to vote in their discretion upon such other matters as may properly be brought before the special meeting or any adjournment or postponement of it.
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Please sign exactly as name(s) appear above. Joint
owners should each sign. When signing in a representative capacity, please give full title. Your signature serves as acknowledgment of receipt of the accompanying Notice and Proxy Statement.

For address changes and/or comments, please check                 [ ]
this box and write them on the back where indicated.


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Signature [PLEASE SIGN WITHIN BOX]  Date    Signature (Joint Owners)      Date